EXECUTION VERSION KRISPY KREME DOUGHNUT CORPORATION 2116 Hawkins Street, Suite 101 Charlotte, NC 28203 July 17, 2024 Matthew Spanjers c/o Krispy Kreme, Inc. 2116 Hawkins Street, Suite 101 Charlotte, NC 28203 Re: Repurchase of Common Units Dear Matthew: As you are aware, Insomnia Cookies Holdings, LLC, a Delaware limited liability company (“Insomnia”), is in the process of entering into a Unit Purchase Agreement with purchasers Mistral Sleepless Holdings, LLC and Verlinvest Cookies Holdings, Inc., pursuant to which Insomnia will issue and sell certain preferred units of Insomnia to such purchasers (the “Sale”). In connection with the Sale, you agree to sell, transfer, assign and convey, and Krispy Kreme Doughnut Corporation, a North Carolina corporation (“KKDC”), agrees to acquire from you, all right, title and interest in and to all of your Common Units of Insomnia (including, in each case, solely to the extent relating to your Common Units, (a) your capital account in Insomnia, (b) your right to share in the profits and losses of Insomnia, (c) your right to receive distributions from Insomnia, and (d) any and all voting and information rights attributable to your Common Units) for an aggregate cash payment in an amount equal to $1,001,330.15. The effect of the foregoing sale and redemption on your capital account with respect to your Common Units shall be reflected and further evidenced by the Member Schedule attached as Exhibit A to the Second Amended and Restated Operating Agreement of Insomnia (the “Operating Agreement”). You are the sole record title and beneficial owner of each of the Common Units, and will be the sole record title and beneficial owner of such Common Units as of the closing of the Sale, free and clear from all liens, security interests and encumbrances of any nature whatsoever, other than as set forth in the Operating Agreement. There is no claim, action, suit, proceeding or governmental investigation of any nature pending or, to your knowledge, threatened against or by you (a) relating to or affecting the Common Units; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this letter agreement (this “Agreement”). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such claim, action, suit, proceeding or governmental investigation. Exhibit 10.4

July 17, 2024 Page 2 2 If you accept the terms and conditions of this Agreement, please sign below (electronic signature will be accepted) and return it to the undersigned on or before July 17, 2024. The repurchase by KKDC of the Common Units contemplated by this Agreement is contingent on the consummation of the Sale. If the Sale is not consummated, this Agreement shall be deemed null and void. Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of each party hereto, which consent explicitly references this Agreement and the desired amendment or waiver. Any amendment or waiver so effected shall be binding upon KKDC, you, and any assignee or transferee thereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement contains the entire understanding of the parties and there are not further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as expressly referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successor and assigns of the parties. [Signature Page Follows]

July 17, 2024 Page 3 3 Very truly yours, KRISPY KREME DOUGHNUT CORPORATION By: /s/ Josh Charlesworth Name: Josh Charlesworth Its: President and Chief Executive Officer Agreed to and accepted: PARTICIPANT /s/ Matthew Spanjers Matthew Spanjers